Exhibit 10.4

SECOND MODIFICATION OF NOTE

THIS SECOND MODIFICATION OF NOTE (hereinafter referred to as the “Second Modification”) is executed this 10th day of November, 2010, but effective as of March 17, 2010, by and between:  (i) LIGHTYEAR NETWORK SOLUTIONS, LLC, a Kentucky limited liability company, having an address of 1901 Eastpoint Parkway, Louisville, Jefferson County, Kentucky  40223 (hereinafter referred to as “Borrower”); (ii) FIRST SAVINGS BANK, F.S.B., 501 East Lewis and Clark Parkway, Clarksville, Clark County, Indiana  47129 (hereinafter referred to as “Lender”); and (iii) J. SHERMAN HENDERSON, III, and RONALD L. CARMICLE (hereinafter referred to as “Guarantors”).

The parties agree and recite as follows, which agreements and recitations constitute part of this Second Modification:

a.           Lender is the holder of a certain Promissory Note dated March 17, 2010, executed by Borrower in the original principal amount of $1,000,000.00, and due and payable by March 30, 2011, as Loan No. 0379000058, which was modified and amended by that certain Modification of Note dated August 3, 2010 (hereinafter referred to, collectively, as the “Note”).

b.           The Note is presently secured, inter alia, by the following:

(i)           a certain Security Agreement executed by Borrower dated March 17, 2010 (hereinafter referred to as the “Security Agreement”);

(ii)          a certain Lockbox and Account Control Agreement executed by Borrower dated March 17, 2010 (hereinafter referred to as the “Control Agreement”); and

(iii)         certain other security instruments which may have been executed in connection with, or as security for, the Note.

The Note, Security Agreement, and Control Agreement, together with such other financing statements, documents, and instruments which may have been executed in connection with, or as security for, any of the foregoing, shall hereinafter be sometimes collectively referred to as the “Loan Documents”.

c.           Borrower has requested that Lender makes certain additional changes to the payment schedule reflected in the Note, all as more particularly set out hereinbelow.

d.           Lender has agreed to certain such changes requested by Borrower on the condition that Borrower executes this Second Modification and any other necessary documents required by Lender in order to accurately reflect and memorialize the actual agreement of the parties as to the change in the payment schedule in the Note.

e.           There is a current principal balance due under the Note in the amount of $    542,652.00                 .

f.            Terms used herein with their initial letters capitalized and not otherwise defined herein shall have the meanings given to such terms in the Loan Documents.

NOW, THEREFORE, In consideration of the mutual covenants and promises of the parties hereto, and other valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

SECTION 1

MODIFICATION OF NOTE

The Note is hereby modified, to reflect the following:

The section of the Note (as heretofore modified) designated as “Payment Schedule” which reads as follows:

PAYMENT SCHEDULE:  Maker shall make payments to Bank on the Note as follows:

(a)           beginning on April 30, 2010, and continuing on the 30th day of each month thereafter (or the last day of the month in the month of February) up through and including June 30, 2010, Maker shall make monthly payments of all accrued but unpaid interest on this Note as of said payment date;

(b)           beginning on July 30, 2010, and continuing on the 30th day of each month thereafter (or the last day of the month in the month of February) until the Maturity Date, Maker shall make monthly payments of all accrued but unpaid interest on this Note as of said payment date PLUS monthly principal payments in the amount of $111,112.00 each, unless and until the outstanding principal balance of this Note is paid in full;

(c)           in addition to the payment described hereinabove, Maker shall, BEGINNING NO LATER THAN OCTOBER 30, 2010, apply to payment of the principal balance of this Note fifty percent (50%) of all net proceeds in excess of $1,000,000.00 and up to $2,000,000.00 from the sale of equity securities in Maker’s parent company, Libra Alliance Corporation, unless and until the outstanding principal balance of this Note is paid in full.  For purposes of clarity, if the proceeds from said sale of equity securities is less than $1,000,000.00, Maker shall make no payment under this Section (c); if the proceeds from said sale of equity securities is more than $1,000,000.00, Maker shall apply as a payment to principal 50% of the proceeds received in excess of $1,000,000.00 up to a maximum payment under this Section (c) of $500,000.00;

(d)           any late payment charges or other costs, expenses, or charges due under this Note or any other document executed in connection herewith shall be due and payable immediately upon notice to Maker from Bank (except that Maker’s obligation to pay any late payment charge hereunder shall not be dependent upon or require notice from Bank); and

(e)           the remaining principal balance of this Note, if any, together with all interest and other sums due hereunder shall be due and payable on the Maturity Date.

All payments will be made to Bank at its address described above and shall be collected in funds in lawful currency of the United States of America.  All payments and prepayments on this Note shall be applied first to expenses or charges due hereunder, and then to the payment of accrued interest hereunder, and then to principal.  On the Maturity Date, the entire principal balance remaining due, together with any unpaid interest and other amounts due under this Note, shall be paid in full.

is hereby deleted and replaced in its entirety with the following:

PAYMENT SCHEDULE:  Maker shall make payments to Bank on the Note as follows:

(a)           beginning on April 30, 2010, and continuing on the 30th day of each month thereafter (or the last day of the month in the month of February) up through and including June 30, 2010, Maker shall make monthly payments of all accrued but unpaid interest on this Note as of said payment date;

(b)           beginning on July 30, 2010, and continuing on the 30th day of each month thereafter (or the last day of the month in the month of February) until the Maturity Date, Maker shall make monthly payments of all accrued but unpaid interest on this Note as of said payment date PLUS monthly principal payments in the amount of $111,112.00 each, unless and until the outstanding principal balance of this Note is paid in full;

(c)           any late payment charges or other costs, expenses, or charges due under this Note or any other document executed in connection herewith shall be due and payable immediately upon notice to Maker from Bank (except that Maker’s obligation to pay any late payment charge hereunder shall not be dependent upon or require notice from Bank); and

(d)           the remaining principal balance of this Note, if any, together with all interest and other sums due hereunder shall be due and payable on the Maturity Date.

All payments will be made to Bank at its address described above and shall be collected in funds in lawful currency of the United States of America.  All payments and prepayments on this Note shall be applied first to expenses or charges due hereunder, and then to the payment of accrued interest hereunder, and then to principal.  On the Maturity Date, the entire principal balance remaining due, together with any unpaid interest and other amounts due under this Note, shall be paid in full.

SECTION 2

NO IMPAIRMENT OF SECURITY

Nothing herein contained shall impair the security now held for the indebtedness evidenced in the Loan Documents, as the same may be modified and amended by this Second Modification, or alter, waive, annul, vary, or affect any provision, condition, or covenant therein or in the Note, Security Agreement, Control Agreement, or any other Loan Document, except as affected by the Second Modification herein provided, nor affect or impair any rights, powers, or remedies under the Note Security Agreement, and Control Agreement, it being the intent of the parties hereto that such documents and the indebtedness evidenced thereby are hereby confirmed and ratified by Borrower in all respects on and as of the date of this Second Modification as if executed on the date hereof (except as expressly modified hereby), and that all security granted prior to the date hereof shall remain in full force and effect and shall not be diminished, impaired, or released as a result hereof.

SECTION 3

NO OTHER MODIFICATION OF NOTE,
SECURITY AGREEMENT, AND CONTROL AGREEMENT

Except as expressly provided and set out herein, and as previously modified as set out herein, the Note, Security Agreement, Control Agreement, and the Loan Documents shall be and remain unmodified and are acknowledged by the parties to be in full force and effect.  This Second Modification may be executed in one or more counterparts, each of which shall be deemed an original and taken together shall constitute one and the same document.

SECTION 4

BINDING EFFECT OF MODIFICATION

This Second Modification shall be binding on the successors and assigns of the respective parties.

SECTION 5

GUARANTORS’ CONSENT

Guarantors join in this Second Modification hereinbelow solely to evidence their consent to the modification and provisions hereof.

IN WITNESS WHEREOF, the parties have executed this Second Modification on this the 10th day of November, 2010, but to be effective as of March 17, 2010.

“LENDER”

FIRST SAVINGS BANK, F.S.B.

By:	/s/ Donald Allen
Donald Allen, Vice President

“BORROWER”

LIGHTYEAR NETWORK SOLUTIONS, LLC,
a Kentucky limited liability company

By:	/s/ J. Sherman Henderson, III
J. Sherman Henderson, III, CEO

“GUARANTOR”

/s/ J. Sherman Henderson, III
J. Sherman Henderson, III

“GUARANTOR”

/s/ Ronald L. Carmicle
Ronald L. Carmicle

Prepared by:

Keith D. Mull
MULL & HEINZ, LLC
2867 Charlestown Road
New Albany, Indiana  47150
(812) 206-2315